UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2022

MIND MEDICINE (MINDMED) INC.

(Exact name of Registrant as Specified in Its Charter)

British Columbia, Canada	001-40360	98-1582438
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One World Trade Center, Suite 8500 New York, New York		10007
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 208-2454

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Subordinate Voting Shares	MNMD	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

On February 22, 2022, Mind Medicine (MindMed) Inc. (the “Company”) delivered notices for the mandatory conversion of all the issued and outstanding multiple voting shares (the “Multiple Voting Shares” or “MVS”) of the Company into subordinate voting shares (the “Subordinate Voting Shares”) of the Company as approved by the board of directors (the “Conversion”), in accordance with the Company's Amended and Restated Articles. The effective date of the Conversion will be March 14, 2022.

On the Effective Date, the Multiple Voting Shares will automatically, without any action on the part of MVS holders, be converted into Subordinate Voting Shares on the basis of one (1) Multiple Voting Share for one hundred (100) Subordinate Voting Shares, and in the case of fractions of Multiple Voting Shares, such number of Subordinate Voting Shares as is determined by multiplying the fraction by one hundred (100).

The foregoing summary of the material terms of the Conversion does not purport to be complete and is subject to, and qualified in its entirety by reference to, the press release which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release, dated February 23, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MIND MEDICINE (MINDMED) INC.

Date: February 23, 2022	By:	/s/ Cynthia Hu
	Name:	Cynthia Hu
	Title:	Chief Legal Officer & Secretary